Exhibit 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 9, 1995 included in the Company's 1994 Annual Report to Shareholders.



                                          ARTHUR ANDERSEN LLP

New York, N.Y.
March 24, 1995